AMENDMENT NO. 1

TO

OPEN ENERGY CORPORATION

SECURED CONVERTIBLE DEBENTURE NO. CCP-1

This Amendment No. 1 to Secured Convertible Debenture No. CCP-1 (this “Amendment”) is entered into by and between OPEN ENERGY CORPORATION (formerly Barnabus Energy, Inc.), a Nevada corporation (the “Obligor”), and CORNELL CAPITAL PARTNERS, LP (the “Holder”).

WHEREAS:

A.    The Obligor previously issued that certain Secured Convertible Debenture No. CCP-1 to Holder (the "Debenture").

B.    The Obligor and the Holder desire to amend the Debenture as more fully described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligor and the Holder hereby agree as follows:

1.    AMENDMENT OF SECTION 3(c)(i). Section 3(c)(i) of the Debenture is hereby amended by adding the following proviso at the end of the last sentence in such Section:

";provided, that, in no event shall the Conversion Price be lower than $0.05 (such floor price to be adjusted in the same manner that the Fixed Conversion Price is adjusted pursuant to Section 3(c)(ii))."

2.    AMENDMENT OF SECTION 3(c)(xi). Section 3(c)(xi) of the Debentures is hereby amended by correcting the reference to "clause (C)" therein to a reference to "clause (B)."

3.    EFFECT ON OTHER TERMS. This Amendment shall be deemed effective as of March 31, 2006, as if entered into on such date. All other terms set forth in the Debenture shall remain unchanged and this Amendment and the Debenture shall be deemed a single integrated instrument for all purposes.

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IN WITNESS WHEREOF, the Obligor has caused this Amendment No. 1 to Secured Convertible Debenture to be duly executed by a duly authorized officer as of the date set forth above.

OBLIGOR:
OPEN ENERGY CORPORATION

By: /s/ David Saltman
Name: David Saltman
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:

HOLDER:
CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC
Its: General Partner

By: /s/ Mark Angelo
Name: Mark Angelo
Title: President and Portfolio Manager